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                                                                       Exhibit 4

                          WINTON FINANCIAL CORPORATION

                   STOCK OPTION AND INCENTIVE PLAN, AS AMENDED


                  1. PURPOSE OF THE PLAN. The purpose of the Winton Financial Corporation Stock Option and Incentive Plan, as amended (hereinafter referred to as the "Plan"), is to attract and retain the best available personnel as employees of Winton Financial Corporation (hereinafter referred to as "Winton") and to provide additional incentives to the employees of Winton or any present or future parent or subsidiary of Winton. The Plan is intended to provide for the grant of both "Incentive Stock Options", as defined in Section 422A of the Internal Revenue Code of 1986, as amended, and non-qualified stock options.

                  2. DEFINITIONS. As used in the Plan, the following terms have the corresponding meaning:

                           (a) "Award" means the grant by the Committee of an
                  Incentive Stock Option, a Non-incentive Stock Option or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.

                           (b) "Board" means the Board of Directors of Winton.

                           (c) "Code" means the Internal Revenue Code of 1986,
                  as amended.

                           (d) "Common Stock" means the common shares, without
                  par value, of Winton.

                           (e) "Committee" means the Stock Option Committee
                  appointed by the Board in accordance with paragraph 4(a) of the Plan.

                           (f) "Continuous Employment" or "Continuous Status as
                  an Employee" means the absence of any interruption or termination of employment by Winton or any present or future Parent or Subsidiary of Winton. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Winton or in the case of transfers between payroll locations of Winton or between Winton, its Parent, its Subsidiaries or a successor.

                           (g) "Effective Date" means the date specified in
                  Section 15 of the Plan.

                           (h) "Employee" means any person employed on a
                  full-time basis by Winton or any present or future Parent or Subsidiary of Winton.


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                           (i) "Incentive Stock Option" means an Option to
                  purchase Shares which is granted by the Committee pursuant to
                  Section 7 hereof and which is intended to qualify as an incentive stock option under Section 422A of the Code. Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422A of the Code.

                           (j) "Non-incentive Stock Option" means an Option to
                  purchase Shares which is granted by the Committee pursuant to
                  Section 8 of this Plan or granted by the Board pursuant to
                  Section 4 of this Plan and which is not intended to qualify under Section 422A of the Code.

                           (k) "Option" means an Incentive Stock Option or
                  Non-incentive Stock Option granted pursuant to this Plan.

                           (l) "Optioned Stock" means Common Stock subject to an
                  Option granted pursuant to the Plan.

                           (m) "Optionee" means any person who receives an
                  Option.

                           (n) "Parent" means any present or future corporation
                  which would be a "Parent Corporation" as defined in Subsections 425(e) and (g) of the Code.

                           (o) "Participant" means any director, officer or key
                  employee of Winton or of any Parent or Subsidiary of Winton or any other person providing a service to Winton who is selected by the Committee to receive an Award.

                           (p) "Plan" means this Winton Financial Corporation
                  Stock Option and Incentive Plan, as amended.

                           (q) "Related" means (i) in the case of a Stock
                  Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent to which a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

                           (r) "Repurchase Right" means the right defined in
                  Section 11 of this Plan.

                           (s) "Share" or "Shares" means one or more shares of
                  the Common Stock.

                           (t) "Stock Appreciation Right" means a Stock
                  Appreciation Right with respect to Shares granted by the Committee pursuant to Section 12 hereof.


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                           (u) "Subsidiary" means any present or future
                  corporation which would be a "Subsidiary Corporation" as defined in Subsections 425(f) and (g) of the Code.

                           (v) "Winton" means Winton Financial Corporation.

                  3. SHARES SUBJECT TO THE PLAN. Except as otherwise required by the provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 324,840 authorized and unissued or treasury Shares. Shares which are subject to Stock Appreciation Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to and Option or Stock Appreciation Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

                  4.       ADMINISTRATION OF THE PLAN.

                           (a) POWERS OF THE COMMITTEE. The Plan shall be
administered by the Committee, the members of which shall be appointed by the Board. The Committee is authorized to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the form and content of Awards to be issued under the Plan; and to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event shall the Committee revoke outstanding Awards without the consent of the Participant. The president of Winton and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of Winton and to cause them to be delivered to Participants.

                           (b) EFFECT OF COMMITTEE DECISIONS. All decisions,
determinations and interpretations of the Plan by the Committee shall be final and conclusive on all persons affected thereby.

                  5.       ELIGIBILITY.

                           (a) OPTIONEES. The Committee shall from time to time
determine the officers, directors, key employees and other persons to whom Options or Awards shall be granted under the Plan, the number of Shares subject to granted Options and the designation of granted Options as Incentive Stock Options and/or Non-incentive Stock Options. In selecting the Participants and in determining the number of Shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and


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potential contribution to Winton and such other factors as the Committee may, in its sole discretion, deem relevant. Officers, directors, key employees or other persons who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

                           (b) LIMITATIONS. The aggregate fair market value
(determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option Plans, as defined in Section 422A of the Code, of Winton or any present or future Parent or Subsidiary of Winton) shall not exceed $100,000. Notwithstanding the preceding provisions of this Section 5, the Committee may grant Options in excess of the foregoing limitations; provided, however, that such excess Options shall be clearly and specifically designated as not being Incentive Stock Options.

                  6. TERM OF PLAN. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless earlier terminated pursuant to
Section 18. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

                  7. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

                           (a)      OPTION PRICE.

                                    (i) The price per Share at which each
                  Incentive Stock Option granted under the Plan may be exercised shall not, as to any Particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the price per share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date the incentive Stock Option is granted or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price.

                                    (ii) If no such bid and asked price is
                  available, then the price per Share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of the granting of an Incentive Stock Option, then the price per Share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or, if there were no sales on such date, then the option price shall be not less than the mean between the bid and asked price on such date.



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                                    (iii) In the case of an Employee who owns
                  Common Stock representing more than ten percent (10%) of the Outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted

                           (b) PAYMENT. Full payment for each Share of Common
Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash, Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. Winton shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment therefor has been received by Winton and no Optionee shall have any of the rights of a Shareholder of Winton until Shares of Common Stock are issued to such Optionee.

                           (c) TERM OF INCENTIVE STOCK OPTION. The term of each
Incentive Stock Option granted pursuant to the Plan shall be not more than ten
(10) years from the date each such Incentive Stock Option is granted; provided, however, that in the case of an Employee who owns a number of Shares representing more than 10% of the Common Stock outstanding at the time the Incentive Stock Option is granted the term of the Incentive Stock Option shall not exceed five (5) years.

                           (d) EXERCISE GENERALLY. Except as otherwise provided
in Section 9 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of Winton at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date which is three (3) months before the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder as long as such conditions are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422A of the Code.

                           (e) TRANSFERABILITY. Any Incentive Stock Option
granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom such Option is granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

                  8. TERMS AND CONDITIONS OF NON-INCENTIVE STOCK OPTIONS. Each Non-incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Non-incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:


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                           (a) OPTION PRICE. The exercise price per Share of
Common Stock for each Non-incentive Stock Option granted pursuant to the Plan shall be such price as the Committee may determine in its sole discretion.

                           (b) PAYMENT. Full payment for each Share of Common
Stock purchased upon the exercise of any Non-incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-incentive Stock Option and shall be paid in cash, Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. Winton shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment therefor has been received by Winton and no Optionee shall have any of the rights of a shareholder of Winton until the Shares of Common Stock are issued to such Optionee.

                           (c) TERM OF NON-INCENTIVE STOCK OPTION. The term of
each Non-incentive Stock Option granted pursuant to the Plan shall not be more than ten (10) years from the date each such Non-incentive Stock Option is granted; provided, however, that, in the case of an Employee who owns a number of Shares representing more than 10% of the Common Stock outstanding at the time the Non-incentive Stock Option is granted, the term of the Non-incentive Stock Option shall not exceed five (5) years.

                           (d) EXERCISE GENERALLY. The Committee may impose such
conditions upon the right of any participant to exercise any Non-incentive Stock Option granted hereunder as long as such conditions are not inconsistent with the terms of the Plan.

                           (e) TRANSFERABILITY. Any Non-incentive Stock Option
granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom such Option is granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

                  9. EFFECT OF TERMINATION OF EMPLOYMENT. DISABILITY OR DEATH ON INCENTIVE STOCK OPTIONS.

                           (a) TERMINATION OF EMPLOYMENT In the event that any
Optionee's employment by Winton shall terminate for any reason, other than permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) or death all of any such Optionee's Incentive Stock Options and all of any such Optionee's rights to purchase or receive Shares of Common Stock pursuant thereto shall automatically terminate on the date of such termination of employment; provided, however, that no termination of an Optionee's Incentive Stock Options shall occur in the event that (i) the Committee authorizes the Optionee to exercise any such Incentive Stock Options at any time before the earlier of (I) the respective expiration dates of any such Incentive Stock Options or (II) the expiration of not more than three (3) months after the date of such termination of employment and (ii) the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that a Subsidiary ceases to be a Subsidiary of Winton, the employment of all of its Employees who are



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not immediately thereafter Employees of Winton shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of Winton.

                           (b) DISABILITY. In the event that any Optionee's
employment by Winton shall terminate as the result of the permanent and total disability of such Optionee and the Optionee was entitled to exercise Incentive Stock Options at the date of such termination of employment, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date of which is one (1) year after the date of such termination of employment.

                           (c) DEATH. In the event of the death of any Optionee
on a date on which the Optionee was entitled to exercise any such Incentive Stock Options, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is six (6) months after the date of death of such Optionee (or such later period not exceeding one (1) year to which the Committee may, in its discretion, extend such period). For purposes of this Section 9(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

                           (d) TERMINATION OF INCENTIVE STOCK OPTIONS. To the
extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by Winton terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto shall terminate on the last date of the applicable period.

                  10. EFFECT OF TERMINATION OF EMPLOYMENT. DISABILITY OR DEATH ON NON- INCENTIVE STOCK OPTIONS. The terms and conditions of Non-incentive Stock Options relating to the effect of the termination of an Optionee's employment, disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination.

                  11. RIGHT OF REPURCHASE AND RESTRICTIONS ON DISPOSITION. The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option or Non-incentive Stock Option, the right (herein referred to as the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options. The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for, among other terms, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit Winton to transfer or assign


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such right to another party. Winton may exercise the Repurchase Right only to the extent permitted by applicable law.

                  12. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right is granted, to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on the date of exercise) shall equal (as nearly as possible) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option and the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, that notwithstanding any other provision of the Plan, in the event that the Related Option is an Incentive Stock Option, the Related Stock Appreciation right shall satisfy all the restrictions and limitations of Section 7 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

                  13. RECAPITALIZATION. MERGER. CONSOLIDATIONS CHANGE IN CONTROL AND SIMILAR TRANSACTIONS.

                           (a) ADJUSTMENT. Subject to any required action by the
Shareholders of Winton, the aggregate number of Shares of Common Stock for which Stock Options may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Option and the exercise price per Share of Common Stock of each such Stock Option shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt of consideration by Winton.

                           (b) CHANGE IN CONTROL. All Outstanding Options shall
become immediately exercisable in the event of a change in control or imminent change in control of Winton, as determined by the Committee. For purposes of this Section, change in control shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of Winton; (ii) the execution of an agreement for a merger or recapitalization of Winton or any merger or recapitalization whereby Winton is not the surviving entity; (iii) a change of control of Winton, as defined or determined by the Office of Thrift Supervision in the United States Department of the Treasury; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) of twenty-five



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percent (25%) or more of the outstanding voting securities of Winton by any person, trust, entity or group. For purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of Winton.

                           (c) EXTRAORDINARY CORPORATE ACTION. Subject to any
required action by the shareholders of Winton, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, before or subsequent to such action or event, to:

                                    (i) Adjust as appropriate the number of
                  Shares of Common Stock subject to each Option, the exercise price per Share of Common Stock and the consideration to be given or received by Winton upon the exercise of any outstanding Option;

                                    (ii) Cancel any or all previously granted
                  Options; provided, however, that appropriate consideration is paid to the Optionee in connection therewith; and/or

                                    (iii) Make such other adjustments in
                  connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stop Options granted pursuant to the Plan to fail to meet the requirements of
                  Section 422A of the Code.

Except as expressly provided in Section 13(a) and 13(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

                           (d) ACCELERATION. The Committee shall at all times
have the power to accelerate the exercise date of Options previously granted under the Plan.

                  14. TIME OF GRANTING OPTIONS. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination to grant such Option. Notice of the determination shall be given to each employee to whom an Option is so granted within a reasonable time after the date of such grant.

                  15. EFFECTIVE DATE. The Plan shall become effective upon the completion of the conversion of The Winton Savings and Loan Company from mutual to stock form.

                  16. APPROVAL BY SHAREHOLDERS. The Plan shall be approved by the Shareholders of The Winton Savings and Loan Company within twelve (12) months before or after the date it becomes effective.


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                  17. MODIFICATION OF OPTIONS. At any time and from time to
time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option; provided, however, that no such modification, extension or renewal shall confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time and shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

                  18.      AMENDMENT AND TERMINATION OF THE PLAN.

                           (a) ACTION BY THE BOARD. The Board may alter suspend
or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13) the maximum number of Shares permitted to be optioned under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirement for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of Winton.

                           (b) CHANGE IN APPLICABLE LAW. Notwithstanding any
other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive Stock Option and/or Non-incentive Stock Option unlawful or subject Winton to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

                  19. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed. The inability of Winton to obtain from any regulatory body or authority deemed by Winton's counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve Winton of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, Winton may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirement of federal or state securities law.

                  20. RESERVATION OF SHARES. During the term of the Plan, Winton will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

                  21. UNSECURED OBLIGATION. No Participant under the Plan shall have any interest in any fund or special asset of Winton by reason of the Plan or the grant of any Incentive Stock Option or Non-incentive Stock Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive Stock Option or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.



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                  22. WITHHOLDING TAX. Winton shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, Winton shall have the right to require the Participant or such other person to pay Winton the amount of any taxes which Winton is required to withhold with respect to such Shares, or, in lieu thereof, to sell without notice a number of such Shares sufficient to cover the amount required to be withheld.

                  23. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that Federal law shall be deemed to apply.



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